UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2013

FITT HIGHWAY PRODUCTS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	0-33519	98-0360989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26381 Crown Valley Parkway, Suite 230, Mission Viejo, CA 92691

(Address of principal executive offices, including zip code)

(949) 582-5933

(Registrant's telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 2.01     Completion of Acquisition or Disposition of Assets.

Merger with F.I.T.T. Energy Products, Inc.

Effective as of June 12, 2013, our Board executed a unanimous written consent authorizing and recommending that our stockholders approve our Company entering into a Merger and Reorganization Agreement (the “Merger Agreement”) whereby F.I.T.T. Energy Products, Inc. (“FITT”) would be merged into our Company with our Company being the surviving entity (the “Merger”). FITT is a separate entity controlled by certain of our investors and management and whose largest shareholder is our CEO.

Our Company’s management advised the Board that our Company should enter into the Merger for the following reasons: the Merger will allow our Company to proceed forward with and expand our business operations, provide for a greater ability for our Company to raise necessary capital, and presents an opportunity to increase stockholder value.

Pursuant to Section 78.320 of the Nevada Revised Statutes, the affirmative vote of the holders of a majority of our outstanding voting stock is sufficient to approve the Merger, which vote was obtained by a majority written consent of the holders of the issued and outstanding shares of our Common Stock and our Series A Preferred Stock (representing an aggregate 52.5% of the total voting power of all outstanding shares of our Common Stock and Preferred Stock) on June 12, 2013 as shown below:

	Shares Outstanding June 12, 2013	Voting Power
Common Stock	1,885,949	1,885,949
Series A Preferred Stock (10-to-1 voting power)	105,000	1,050,000
Total voting power		2,935,949
Consents obtained for Merger – shares		1,541,300
Consents obtained for Merger – voting power percent		52.5%

The consents obtained for the Merger came from our Company’s management including the 105,000 outstanding shares of Preferred Stock voted by FITT.

The Merger Agreement was entered into on June 18, 2013. A Definitive Information Statement on Schedule 14C (“DEF 14C”) was mailed to our shareholders on October 8, 2013 and the Merger became effective on October 29, 2013. On October 29, 2013, we issued 33,000,000 shares of our common stock to the shareholders of FITT in the manner set out in the Merger Agreement. As such, the FITT shareholders own approximately 89% of our Company.

Our Board’s determination of the number of shares to be issued was based on a number of factors and gave consideration to its fiduciary responsibility to minimize dilution to our shareholders. First, this number of shares was the number estimated in our DEF 14C notification to our shareholders. Next, the Board considered the respective market values of our Company and FITT. On June 27, 2013, FITT retained Aranca US Inc. to perform a business valuation for FITT and on September 10, 2013, Aranca finalized their valuation of FITT in the amount of $22.39 million as of a valuation date of March 31, 2013. On June 18, 2013, the date of the Merger Agreement, the market valuation of our Company was $118,000 (calculated by multiplying the outstanding shares of 1,885,949 times the market price of $0.0625). Given the market valuation for FITT, FITT’s value is nearly 190 times that of the Company. While this would entitle the Company to issue in excess of 350,000,000 common shares to the shareholders of FITT, that number would far exceed the authorized common shares of the Company. Finally, the Board considered the number of shares that would allow for a reasonable and sustainable market for our common stock. The Board determined that after the issuance of the 33,000,000 shares to the FITT shareholders, the number of outstanding shares would be 37,155,372 which would allow for a reasonable and sustainable market for our common stock. The Board of Directors of FITT reviewed the determination made by our Board and agreed that the receipt of 33,000,000 shares to be distributed among its shareholders constituted a fair exchange of shares in the Merger.

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For accounting purposes, this merger is being treated as a reverse-acquisition since control of our Company passed to the FITT shareholders. As a result of this accounting treatment, subsequent to October 29, 2013, the effective date of the reverse-acquisition, the historical financial statements of the accounting acquirer (FITT) will be presented for all periods prior to the acquisition, along with the consolidated financial statements of both entities for all periods after the reverse acquisition date. The assets and liabilities of our Company will be recorded at fair value on the acquisition date and included in the financial information post-merger.

Background of the Merger

We are the holder of a royalty right for F.I.T.T. Energy For Life paying $0.05 per unit sold. F.I.T.T. Energy for Life is one of three products sold by FITT.   The additional products developed by FITT that are not subject to any royalties are F.I.T.T. Extreme Energy For Life and F.I.T.T. RX Energy For Life and any new products under development. Our Company had a number of liabilities that required resolution prior to commencement of the Merger.  Upon resolution of all such liabilities (which took place during the second half of 2012 and the first half of 2013) our Company and FITT agreed to merge to eliminate the intercompany license and to provide FITT’s operations the benefit of public company status.

During the first quarter of 2012, the CEO of FITT (also the CEO of our Company) and a majority shareholder of FITT proposed negotiating a business combination with us if (1) we were able to mitigate our debt to FITT’s satisfaction, (2) assets in the merged entity would be protected from claims of our Company’s prior creditors, and (3) our Board of Directors and shareholders approved the proposed business combination agreement once it is negotiated. In proposing such a negotiation, FITT also required that an independent appraisal be obtained to support any exchange of securities in the transaction. On November 5, 2012, our Board of Directors approved commencing formal negotiations with FITT in regards to the Merger.

On June 12, 2013, our Board engaged in formal negotiations with FITT and, by unanimous written consent, recommended that our stockholders approve our Company enter into the Merger Agreement with FITT. On June 12, 2013, holders of a majority of the voting power of all shares of our common and preferred stock entitled to vote, by written consent in lieu of a special meeting of our stockholders, approved the following action: entry into the Merger Agreement with FITT whereby FITT will be merged into the Company, with the Company being the surviving entity (the “Merger”).

FORM 10 INFORMATION

ITEM 1.     BUSINESS

Corporate History

Our Company was incorporated in the State of Nevada on October 12, 2000 under the name Cogen Systems, Inc.  We changed our name to Snocone Systems, Inc. on December 6, 2001.  On April 1, 2005, Snocone Systems, Inc. and its wholly-owned subsidiary, WYD Acquisition Corp., a California corporation (the “Merger Sub”), completed and closed an Agreement and Plan of Merger with Who’s Your Daddy, Inc. (“WYD”), an unrelated, privately held California corporation, whereby the Merger Sub merged with and into WYD.  After the merger, the separate existence of the Merger Sub ceased and, as such, WYD continued its corporate existence as a direct, wholly-owned subsidiary of Snocone Systems, Inc. under the laws of the State of California.

On April 13, 2005, the shareholders of Snocone Systems, Inc. voted to change its name to Who’s Your Daddy, Inc. and effective June 1, 2010, the shareholders of Who’s Your Daddy, Inc. voted to change the name to FITT Highway Products, Inc.

Description of Business

Our business is the manufacturing (on an outsource basis), distribution and sale of energy drinks. Our current active product is a two-ounce energy shot named “F.I.T.T. Energy for Life” (the “FITT Energy Shot”). We have significant debt that was incurred, for the most part, under previous management. As a result of this significant debt, and other factors, effective August 12, 2010 we entered into an Operating Agreement with F.I.T.T. Energy Products, Inc. (“FITT”), a separate entity controlled by certain of our investors and management and whose largest shareholder is our Chief Executive Officer (“CEO”). For more detail, see Operations below. Under the agreement, FITT is performing a majority of the operating functions for the FITT Energy Shot, and is recording all related results of operations. In exchange, FITT is obligated to pay us a royalty of $0.05 per bottle sold of the FITT Energy Shot.

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Our cash flow is presently limited to receipt of advances and royalty revenue from FITT. As such, we are currently dependent upon the success of FITT’s operating capabilities with respect to the FITT Energy Shot. FITT’s requirement to pay royalties of $0.05 per bottle sold of the FITT Energy Shot is first subject to an IRS Notice of Levy in the amount of $152,974. The Notice of Levy attached all royalty payments payable to us by FITT over and above $83,166, which was the amount owed by us to FITT as of October 15, 2010. Note that FITT is not obligated to pay us royalties for any additional products it has developed and funded. As for advances, FITT has made advances to us, net of repayments, using funds it obtained from its own investors, of $169,751 as of September 30, 2013 to pay our basic operating expenses such as rent, insurance, legal, accounting, public filing and investor relations costs. FITT was not required to make these advances, but elected to do so as we try to mitigate our debt and restructure our business. FITT is not obligated to make any additional advances and there can be no assurance that FITT will advance us additional funds beyond what has already been advanced.

As discussed in Note 1 to the accompanying financial statements, on June 18, 2013 we entered into a Merger Agreement with FITT. The Merger became final on October 29, 2013, and effective on that date, we issued 33,000,000 shares of our common stock to shareholders of FITT pursuant to the terms of the Merger Agreement. As of October 29, 2013, the effective date of the merger with FITT, our products, operations, marketing, and distribution will be combined with FITT. Production will continue to be done by Wellington Foods, Incorporated as described below.

Products

Energy Shots

Our current active product is the FITT Energy Shot. With the finalization of the Merger, we will also be marketing two additional energy shots, F.I.T.T. Energy Extreme and F.I.T.T. Energy Rx. The FITT Energy Shot was designed in collaboration with Dr. Rand Scott, a Board Certified Anesthesiologist and Pain Management Specialist.  Dr. Scott incorporated a number of unique ingredients into the product which allows for the use of lower levels of caffeine. We believe that higher levels of caffeine may be unhealthy and potentially dangerous for our consumers, especially for adolescents or people with blood pressure issues. Dr. Scott is on the Speakers board of PriCara Pharmaceutical, a Johnson & Johnson Company, and is currently a consultant to Scisco Group, Inc. as well as an expert in herbal products.  Dr. Scott is also a member of the Speakers Board for Pfizer Pharmaceutical and speaks across the United States on pain management.

FITT Energy Shot

Ingredients:

The FITT Energy Shot formula contains ingredients selected to not only provide energy, but to also enhance mental focus, muscle strength and endurance, and promote cardiovascular health.  The FITT Energy Shot features Resveratrol, a substance found naturally in grapes. Resveratrol may cause the body to act as if it is already on a diet, and change the distribution of fat tissue in the body. In fact, Resveratrol has the scientific world fascinated by its potential to affect age related decline.  Our FITT Energy Shot also contains L-Arginine, an amino acid in dairy, brown rice and nuts which is essential for optimum growth, and regulation of protein metabolism.  L-Arginine can make blood vessels wider, as opposed to the narrowing effect of caffeine. Further, L-Arginine may benefit in the treatment of sports related injuries, as well in building lean muscle and burning fat, since it facilitates the natural release of growth hormone (HGH) and is a building block for creatine. Additionally, the drink features L-Arginine AKG.  L-Arginine AKG has been shown in a University study to help build additional strength when used during training.  Beyond this, the FITT Energy Shot features antioxidant Green Tea extract, and Chromium.  These ingredients have good safety profiles and have support as weight-loss aides.  More than just a caffeine drink, our FITT Energy Shot adds natural energy boosters including Taurine & Guarana, as well as essential Vitamins B3, B5, B6, and B12. To optimize workouts, the FITT Energy Shot has a touch of Fructose, an easily absorbed fuel for the body and brain.  All this is built on a base of healthy pomegranate and orange.

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Caffeine Concerns:

As reported in an August 28, 2012 article in the Wall Street Journal, “New York’s attorney general is investigating whether the multi-billion dollar energy-drink industry is deceiving consumers with misstatements about the ingredients and health value of its products.” The article goes on to say “Investigators are examining whether the companies overstated the benefits of exotic-sounding ingredients while understating the role of caffeine, a common stimulant that industry critics believe to be the main active ingredient,” and also that “the products’ labels often don’t say how much caffeine is contained in the drink” but instead relates the caffeine content to that of a cup of coffee. In addition, the article reports that “Investigators are looking into whether the addition of ingredients like guarana—another source of caffeine—violates laws that ban putting multiple sources of caffeine in one beverage without disclosing the overall amount.” The entire article can be seen at the following link: http://online.wsj.com/article/SB10000872396390444230504577615690249123150.html.

On October 31, 2012, San Francisco City Attorney Dennis J. Herrera sent a letter to Monster Beverage (see link http://graphics8.nytimes.com/packages/pdf/business/Monster-Energy.PDF) asking the company to prove its advertised claim that large daily quantities of Monster Energy were safe for adults and adolescents. Recently, the energy drink industry and Monster Beverage in particular has been the subject of increasing scrutiny as a result of disclosures that the Food and Drug Administration had received reports that the deaths of five people since 2009 may be linked to Monster Energy drinks (see link http://topics.nytimes.com/top/reference/timestopics/organizations/f/food_and_drug_administration/index.html?inline=nyt-org). We believe we are at the opposite end of that spectrum from those being examined by San Francisco in numerous ways. F.I.T.T. Energy was born of the same concern exhibited by San Francisco’s city attorney and the FDA. If you read Mr. Herrera’s letter to Monster it addresses among other issues the levels of caffeine in the product. We have created a product that avoids what we felt were potentially dangerous and unhealthy levels of caffeine while uniquely adding the proven health benefits of Resveratrol. F.I.T.T.’s use of vasodilators to increase blood flow also helps mitigate health concerns that we presume are at the heart of San Francisco’s inquiry.”

Blood Pressure Study:

In June 2011, our operating partner, FITT, completed a randomized, single center, double-blind, crossover trial which evaluated the impact on resting blood pressure of the ingestion of the FITT Energy Shot and two leading competitors’ products. In a July 11, 2011 press release, we announced that “preliminary results showed that the competitors’ energy shots caused average increases in patients’ systolic blood pressure in amounts 240% to 280% greater than when taking F.I.T.T. Energy”. In September 2011, FITT received the final results from the clinical trial, which were very favorable, in a report prepared by Mandava Associates LLC (http://www.mandava.com). Mandava Associates, established in 1986, is a Washington D.C. based scientific consulting firm that is well qualified to offer a diversity of services that are keyed towards the necessities of various industries. With over 100 years combined experience in product development, product approvals and regulatory services, Mandava Associate’s expertise is extensive and always current. They have a successful track record in handling registration applications and other submissions for approvals, authorizations, and marketing to regulatory authorities worldwide. Mandava Associates is affiliated through teaming agreements with various organizations and institutions to provide research, laboratory management, clinical trials, and international regulatory services. Below are two statements taken directly from the trial’s final report:

“FITT had no more effect than placebo (fruit juice) on average blood pressure” as this includes both systolic and diastolic blood pressures”.

“FITT did not cause any BP (blood pressure) change after dosing in comparison to other leading products”.

In its marketing materials, FITT is differentiating the FITT Energy Shot from competitive products using the results of the clinical trial.

Operations

Since 2005, when we completed a merger with Snocone Systems, Inc., we have been unable to generate operating income and have become burdened with substantial debt. As of September 30, 2013, we have $145,445 in assets consisting of stock-based prepaid expenses and deferred financing costs (zero in cash) and nearly $2.6 million in debt. Included in the debt amount is $1,431,112 is owed to our officer and employee for accrued and unpaid salaries and advances (inclusive of accrued payroll taxes, $285,055 is owed for delinquent payroll taxes, and $193,190 is owed to our legal counsel.

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Due to a number of factors, including our substantial debt, we have been unable to attract necessary investment dollars to produce and market our product. In addition, third parties performing marketing, production and fulfillment services have been unwilling to enter into agreements directly with us due to our poor financial condition, among other reasons. These factors raise substantial doubt about our ability to continue as a going concern unless we can substantially mitigate our debt and raise capital.

In order to conduct operations, we were forced to pursue a partner to produce and market the FITT Energy Shot.  Under the terms of the August 12, 2010 Operating Agreement with FITT, they are performing the majority of our operating functions, including among other things, selling, marketing, producing and distributing the FITT Energy Shot, and they pay all costs and expenses involved with performing these services. FITT processes and records in its books all sales, costs and operating expenses connected with its performance of services in connection with the Operating Agreement, and all cash, inventory and other assets resulting from either the invested dollars or from FITT’s operations are the property of FITT, including any new products financed and developed by FITT. For its part, FITT pays us a royalty of $0.05 for each bottle sold of the FITT Energy Shot, but is not required to pay us royalties on any new products it develops. Also as noted under “Description of Business” above, FITT has advanced funds to us to pay basic operating expenses, but has no obligation to make any future advances. While FITT enjoys the benefit of any profits earned through its performance of the operating services, it also bears the responsibility of any losses as well as raising capital.

Marketing

Marketing functions, which are currently being performed by FITT, are being directed mainly to the retail market segment. But FITT also anticipates directing some future efforts to the use of electronic media such as the internet and social media.

Test-Marketing

FITT previously performed test-marketing of The FITT Energy Shot using both a Direct Response TV (“DRTV”) campaign and through email broadcasts. The DRTV campaign was directed by Havas Edge, LLC (“Havas”) (formerly Euro RSCG Edge) under FITT’s July 2010 agreement with them, and included a 60 second television commercial (the “FITT Commercial”) about the FITT Energy Shot. Havas is a member of Havas Worldwide, a global advertising and communications services group with 316 offices in 75 countries.

Based on the results of FITT’s test-marketing, Havas recommended FITT pursue a strategy to clearly differentiate the FITT Energy Shot from similar products in the marketplace, and to develop new marketing materials, including a new FITT Commercial, to support a drive-to-retail for the product. As a result, as discussed above in “Products – FITT Energy Shot”, our operating partner, FITT, funded a clinical trial testing the impact of the FITT Energy Shot and two competitive products on participants’ blood pressure. Given the positive results of this blood pressure study, Havas suggested FITT reshoot the FITT Commercial to include the unique benefits of the product and focus any media on driving traffic to retail outlets verses a DRTV campaign. FITT’s website, which can be seen at www.throwafitt.com, has been updated to support the drive-to-retail and to highlight the unique benefits of the product.

Marketing Plan – Retail

The retail market space for our product includes convenience stores, grocery chains, drug stores, and health and fitness centers to name a few. FITT believes sales into the retail market will provide the most stable method for marketing the FITT Energy Shot, as well as FITT’s other products.

In October 2011, FITT entered into an exclusive Master Marketing Agreement with GRIPS Marketing Corporation (“GRIPS”), a corporation managed by an individual with over 40 years’ experience marketing a variety of products to convenience stores and other retail outlets. In April 2012, with the assistance of GRIPS, FITT received a letter from Core-Mark International, a major national distributor, in which Core-Mark agreed to team up with FITT to distribute FITT’s energy products, including the FITT Energy Shot, to Core-Mark’s customer base. See the section below titled “Distribution” for more information.

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The terms of the agreement with GRIPS were negotiated with FITT’s understanding that the sales personnel of large distributors like Core-Mark would be a significant factor in the sales and servicing of their retail customers. In addition, FITT was led to believe that GRIPS would be able to provide FITT with significant assistance in the acquisition of retail customers as well as in the development of programs to encourage trial of FITT’s products by ultimate end users. FITT has since determined that its role in these areas, and therefore costs, will be significantly greater than initially believed. Specifically, FITT will need a larger than expected field service team to both acquire and support its retail customers, including those to which Core-Mark distributes. FITT will also be totally responsible for developing marketing strategies and programs including promotional programs aimed at increasing consumption frequency and product adaption. Given that FITT’s costs will be greater than originally anticipated, FITT is beginning the process of negotiating new terms of its agreement with GRIPS that more properly reflect the additional costs and effort required of FITT.

In March 2013, FITT entered into a Brokerage Agreement with SummitHill Sales & Marketing, Inc. (“Summit”) under which Summit agreed to become FITT’s exclusive sales representative for customers in Southern California and Clark County Nevada. Summit, which was formed in 1999 by two individuals with long histories in food and beverage brokerage businesses, currently brokers products to well over 1,500 convenience and retail outlets.

Marketing Plan – Representation

In April 2010, we entered into an agreement with Sports 1 Marketing LLC, an entity whose principal owner is Warren Moon, NFL Hall of Fame quarterback. As part of the agreement, Mr. Moon agreed to endorse the FITT Energy Shot and has been featured in a number of the advertising campaigns for the product including several of our test-marketing email broadcasts. In March 2013, FITT entered into an agreement with Anna Rawson for product representation services including product endorsement. Ms. Rawson is a former member of the Ladies Professional Golf Association and is a well-known model and fitness expert with a large social media following. Relationships with high-profile personalities and athletes provide an opportunity to achieve much broader brand recognition.

Distribution

As noted above, in April 2012, with the assistance of GRIPS, FITT received a letter from Core-Mark International, a major national distributor, in which Core-Mark agreed to team up with FITT to distribute FITT’s energy products, including the FITT Energy Shot, to Core-Mark’s customer base. Core-Mark is one of the largest broad-line, full-service marketers and distributors of packaged consumer products in North America. Founded in 1888, Core-Mark provides distribution and logistics services as well as marketing programs to over 29,000 retail locations across the United States and Canada through its 28 distribution centers. Core-Mark services traditional convenience retailers, grocers, mass merchandisers, drug, liquor and specialty stores, and other stores that carry consumer packaged goods. Core-Mark’s plan was to launch FITT’s products in California, Nevada and Arizona, then move across the country to other divisions. During the second quarter of 2012, FITT began shipping the FITT Energy Shot, along with other products it has developed, to Core-Mark who then shipped the products to certain of its convenience store customers. FITT’s marketing program for sales into this market include in-store display racks and signage, and also include support by field sales reps and by various forms of media designed to drive the consumer to purchase the product at the retail outlets.

Production

Under the FITT Operating Agreement, FITT is responsible for the production and distribution of the FITT Energy Shot. The FITT Energy Shot is produced at Wellington Foods Incorporated, a contract manufacturer of liquid and powder nutritional supplements since 1974. In addition to its manufacturing facilities, Wellington has the in-house capabilities to develop products from concept for flavoring ingredient content to production, or to take an existing formula and extend the product line with new flavors or innovative ingredients. Dr. Rand Scott, one of our medical experts and a shareholder, researched and recommended the ingredients for the FITT Energy Shot and Wellington provided the final flavoring and formulation. Wellington owns the formula for the FITT Energy Shot, but there is no barrier to its recreation and there are numerous manufacturers within the U.S. capable of manufacturing the product.

The principal raw materials used to manufacture the energy shot are plastic bottles, nutritional supplements, flavoring agents, and concentrates as well as other ingredients from independent suppliers. These raw materials are readily available from any number of sources in the United States.

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The Industry

Energy drinks, including two-ounce shots and canned drinks, are beverages with legal stimulants, vitamins, and minerals that give users a lift of energy.  Common ingredients are caffeine, taurine, ginseng, sugars, and various amounts of vitamins and minerals.  The products are consumed by individuals who are explicitly looking for the extra boost in energy.  While canned energy drinks are most commonly consumed by individuals in the 18-to-34 age group, energy shots have been appealing to a more expanded demographic. In an article discussing energy drinks published in the August 2011 issue of Beverage Industry, Garima Goel-lal, beverage analyst with Mintel International, a global leading market research company, states that “a lot of adults in the older age [group] who don’t want sugar in their beverages, but want the same benefit of an energy boost, are going toward energy shots”. In the same article, Jared Koerten, U.S. research associate for Euromonitor International, states “The appeal and benefits that energy shots offer consumers has driven sales in recent years. These products have capitalized on many consumer demands in the fast-paced global economy of today. First, these products offer extended energy to consumers who need to stay alert for long work hours. In addition, by promising ‘no crash later’, energy shots can provide a boost of energy without the accompanying loss in productivity that often stems from drinking coffee or other sugary drinks”.

In its June 2012 Executive Summary Report on energy drinks and energy shots, Mintel reports that sales of energy shots were nearly $1.6 billion in 2011, an increase of nearly $330 million over 2010 sales. Mintel also forecasts continued growth in energy shot sales to in excess of $3.4 billion by 2016. In this report, Ms. Goel-lal states “Energy drinks and shots continue to grow unabated, especially after the recession. In order to enjoy uninterrupted growth, the category needs to add new customers, engage in innovation, broaden its functional platform, and allay product safety concerns.” Mintel also reports that Living Essential’s 5-Hour Energy “continues to account for the lion’s share in the segment.”

Employees

As of October 29, 2013, the effective date of the Merger, we had two full-time and no part-time employees. FITT had three full-time and no part-time employees. As of the date of this report, the merged entity had five full-time and no part-time employees.

Bankruptcy, Receivership or Similar Proceeding

In the past three years, neither our Company nor FITT has been involved in any bankruptcy, receivership or any similar proceeding.

ITEM 1A.     RISK FACTORS

The Company is a smaller reporting company, and therefore is not required to provide this Item.

ITEM 2.     FINANCIAL INFORMATION

Disclaimer Regarding Forward-Looking Statements

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national and local general economic and market conditions; demographic changes; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; raw material costs and availability; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; and other risks that might be detailed from time to time in our filings with the Securities and Exchange Commission (“SEC”).

Although the forward-looking statements in this report reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them.  Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION – F.I.T.T. ENERGY PRODUCTS, INC.

From August 12, 2010 to October 29, 2013, the effective date of the Merger, FITT has been responsible for performing the majority of the operating functions for the Company. Subsequent to October 29, 2013, the expense for fair value of contributed services recorded in FITT will be discontinued.

Results of Operations for the Three Months Ended September 30, 2013 and 2012

Net Sales

Net sales during the third quarter of 2013 were $3,933 compared to $17,910 during the same period of 2012. The 2012 period contained sales related to the introduction of our products to the retail marketplace.

Cost of Goods Sold

Cost of goods sold for the three months ended September 30, 2013 was $1,615. During the comparable period in 2012, cost of goods sold was $6,054. Because of the limited amount of sales during the three months ended September 30, 2013 and 2012, margins indicated may not be indicative of future margins at different sales levels.

Selling and Marketing Expenses

Selling and marketing expenses were $72,044 and $13,833 in the three months ended September 30, 2013 and 2012, respectively. FITT began hiring its sales staff in the second quarter of 2013 and the 2013 period includes payroll and payroll related costs of $58,920. The 2012 period includes no similar costs.

General and Administrative Expenses

General and administrative expenses for the third quarter of 2013 were $54,791 compared to $22,789 for the comparable period in 2012. Expenses which were higher in 2013 were accounting and consulting fees ($18,400), insurance ($6,900), and auto expenses ($2,000).

Fair Value of Contributed Services

Fair value of contributed services was $70,085 for the three-month periods ended September 30, 2013 and 2012, respectively. The amount represents the costs of certain share administrative services and the costs for services provided by our CEO and Controller who do not receive compensation from our Company.

Interest Expense

Interest expense the three months ended September 30, 2013 was $55,964 compared to $127,204 for the same period in 2012. The 2012 amount includes $92,299 accretion of principal balance relating to Notes Payable – bridge loan #2. These loans are repayable at two times principal and the additional repayment is accreted on a straight-line basis through the maturity dates of the notes. The 2013 period contains no accretion.

Interest Income

Interest income during the third quarter of 2013 was $8,791 compared to $6,781 during the same period of 2012. The interest income represents an interest accrual on the advances to shareholder.

Results of Operations for the Nine Months Ended September 30, 2013 and 2012

Net Sales

Net sales during the first nine months of 2013 were $6,422 compared to $30,600 during the same period of 2012. The 2012 period contained sales related to the introduction of our products to the retail marketplace.

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Cost of Goods Sold

Cost of goods sold for the nine months ended September 30, 2013 was $31,598 and contained a charge of $29,200 for product impairment due to expired inventory. For the nine months ended September 30, 2012, cost of goods sold was $11,510 resulting in a gross profit of $19,090. Because of the limited amount of sales during the nine months ended September 30, 2013 and 2012, margins indicated may not be indicative of future margins at different sales levels.

Selling and Marketing Expenses

Selling and marketing expenses were $192,308 and $48,741 in the nine months ended September 30, 2013 and 2012, respectively. FITT began hiring its sales staff in the second quarter of 2013 and the 2013 period includes payroll and payroll related costs of $134,800. The 2012 period includes no similar costs. In addition, marketing costs were $20,500 higher in 2013 than 2012.

General and Administrative Expenses

General and administrative expenses for the first nine months of 2013 were $181,027 compared to $59,118 for the comparable period in 2012. The 2013 period includes $88,900 in higher consulting fees relating to corporate strategy and retail distribution network services, services for video production, and company valuation services. In addition, expenses which were higher in 2013 include insurance ($12,300), rent ($6,700), and depreciation ($3,400).

Fair Value of Contributed Services

Fair value of contributed services was $210,255 for the nine-month periods ended September 30, 2013 and 2012, respectively. The amount represents the costs of certain share administrative services and the costs for services provided by our CEO and Controller who do not receive compensation from our Company.

Interest Expense

Interest expense the nine months ended September 30, 2013 was $421,409 compared to $290,661 for the same period in 2012. The 2013 amount includes $272,015 accretion of principal balance relating to notes payable that are repayable at two times principal while the 2012 amount includes $182,425 of similar accretion. Additionally, coupon interest and discount amortization were about $25,000 higher in 2013 than 2012 on higher debt balances.

Interest Income

Interest income during the first nine months of 2013 was $24,257 compared to $18,812 during the same period of 2012. The interest income represents an interest accrual on the advances to shareholder.

Results of Operations for the years ended December 31, 2012 and 2011

Net Sales

Net sales during 2012 were $29,924 compared to $2,383 during 2011. In 2012 we formally introduced our products to the retail marketplace whereas in 2011 we were mainly test-marketing.

Cost of Goods Sold

Cost of goods sold for 2012 was $11,299 compared to $27,724 in 2011. The 2011 period contained a charge of $27,147 for product impairment due to expired inventory. Because of the limited amount of sales during the years ended December 31, 2013 and 2012, margins indicated may not be indicative of future margins at different sales levels.

Selling and Marketing Expenses

Selling and marketing expenses were $57,448 and $287,396 in 2012 and 2011, respectively. The 2011 period contains marketing expenses for development of a marketing campaign and materials with Havas ($100,000) and for entering into a master marketing agreement with GRIPS to assist in developing a national distribution network ($142,500).

General and Administrative Expenses

General and administrative expenses for 2012 were $87,763 compared to $171,912 for the comparable period in 2011, mainly as a result of lower professional fees. The 2011 period included costs for a clinical study of one of our products ($78,000) and costs for investor relations ($20,000). The lower professional fee expenses were slightly offset by higher expenses for product storage and transportation relating to the products newly introduced in 2012.

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Fair Value of Contributed Services

Fair value of contributed services was $280,340 for the years ended December 31, 2012 and 2011, respectively. The amount represents the costs of certain share administrative services and the costs for services provided by our CEO and Controller who do not receive compensation from our Company.

Interest Expense

Interest expense during 2012 was $370,500 compared to $322,895 during 2011, principally the result of higher debt balances.

Interest Income

Interest income during 2012 was $26,061 compared to $18,406 during the same period of 2011. The interest income represents an interest accrual on the advances to shareholder.

Realized Loss on Issuance of Available for Sale Securities

During 2011, FITT disposed of 64,584 shares of its available for sale securities through sale, payment for services and issuance with debt. For further information, see Note 6 to the accompanying financial statements. The value of the shares sold or issued was computed as of the dates of each transaction resulting in a loss on disposal of $128,416 over the acquisition value of the shares.

Liquidity and Capital Resources

The report of FITT’s independent registered public accounting firm on the financial statements for the year ended December 31, 2012 contains an explanatory paragraph expressing substantial doubt about their ability to continue as a going concern as a result of recurring losses, a working capital deficiency, and negative cash flows. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that would be necessary if FITT is unable to continue as a going concern.

At September 30, 2013, FITT’s principal sources of liquidity result from sales of its products, capital contributions and issuance of notes payable. Their principal short-term and long-term liquidity needs have been, and are expected to be, funding operating losses until they achieve profitability, servicing debt, and making expenditures for general corporate purposes.

Management continues to seek capital through various sources.

DEBT

In 2011, 2012 and the first nine months of 2013, FITT issued a number of notes payable and used the proceeds to fund its operations. These notes payable were, in most cases, issued along with common shares of FITT or common shares of our Company which were owned by FITT. See Note 8 to the accompanying financial statements for additional information.

Subsequent to September 30, 2013, holders of $410,000 of debt (repayment value) elected to convert the obligations, including the related accrued interest totaling $113,569 into 863,376 common shares of the merged entity.

EQUITY

In 2011, FITT issued 5,500,000 shares of its common stock (value of $27,500) in consideration for entering into its Master Marketing Agreement with GRIPS. In the nine months ended September 30, 2013, FITT issued 850,000 shares of its common stock (total value of $27,500) shares in consideration of entering into its agreements with Andrew Loza and Anna Rawson. Also in the first nine months of 2013, FITT issued 375,000 of its common shares (total value of $83,250) to two employees as incentive for them to begin employment with FITT.

At September 30, 2013, FITT’s cash and cash equivalents were $69,243 and they had negative working capital in excess of $2.1 million.

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Cash Flows

The following table sets forth FITT’s cash flows for the years ended December 31, 2012 and 2011 and for the nine months ended September 30, 2013 and 2012:

	(Unaudited) Nine Months Ended September 30,		Years Ended December 31,
	2013	2012	2012	2011

Operating activities:
Net loss	$(1,006,518)	$(571,473)	$(752,165)	$(1,198,694)
Change in non-cash items	657,632	415,564	535,905	833,039
Change in working capital	168,857	37,547	71,491	148,579
Total	(180,029)	(118,362)	(144,769)	(217,076)
Investing activities	(52,496)	(282,913)	(359,609)	(327,529)
Financing activities	294,500	408,500	503,500	519,800
Total	$61,975	$7,225	$(878)	$(24,805)

Operating Activities

The change in non-cash items includes shares issued for compensation and services, available for sale securities issued for services (including related loss on disposal), inventory impairment charges, the fair value of contributed services, depreciation, and amortization of debt discount/debt accretion.

Investing Activities

Cash used in investing activities consists of expenditures for office equipment in 2011 and the first nine months of 2013. Cash used in 2012 was for development of the FITT website. This category also includes cash advances to and repayments from a related party and our major shareholder.

Financing Activities

In the first nine months of 2013, there was $230,000 and $64,500 cash provided from the issuance of notes payable and capital contributions, respectively. This compares to $180,000 and $228,500, respectively, in the comparable period in 2012. For all of 2012, there was $205,000 and $298,500 cash provided from the issuance of notes payable and capital contributions, respectively. This compares to $150,000 and $336,466, respectively, in the comparable period in 2011. In 2011, FITT sold available for sale securities and received proceeds of $33,334.

Off Balance Sheet Arrangements

We have no off balance sheet arrangements.

ITEM 3.     PROPERTIES

We do not own any real property.  Our principal executive offices are located at 26381 Crown Valley Parkway, Suite 230, Mission Viejo, CA 92691 where we are leasing approximately 900 square feet under a month-to-month agreement that commenced in June 2009.  Monthly payments under the lease are currently $2,000.  As we have out-sourced manufacturing and product fulfillment, including product storage, we consider our leased office space adequate for the operation of our business. FITT shares the same office space.

ITEM 4.     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As previously discussed, on October 29, 2013, we issued 33,000,000 shares of our common stock to FITT for further distribution to the FITT shareholders, all as set out in the Merger Agreement. As of the date of this report, the shares have not been distributed to the FITT shareholders as we work to finalize certain ownership and debt mitigation issues.

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The following table sets forth certain information concerning our best estimate of the beneficial stock ownership of our common stock as of the date of this report pending the resolution of the issues note above. The information is presented with respect to: (i) each person who is known to us to beneficially own more than 5% of our common stock; (ii) each officer and director; and (iii) all directors and officers as a group; based upon 37,350,362 shares of outstanding common stock.

	Common Stock
Name and Address of Beneficial Owners(1)	Amount and Nature of Beneficial Ownership	Percent Ownership of Class(2)
Michael R. Dunn, CEO, CFO, Secretary, and Director	12,109,716	32.4%
Derek Jones, Director	1,667	*
All executive officers and directors as a group (two persons)	12,111,383	32.4%
Robert E. Crowson, Jr.	3,642,957	9.8%
GRIPS Marketing Corporation (3)	3,161,726	8.5%
Rand Scott, MD	2,506,561	6.7%

*Less than 1%.

(1)  c/o our address, P.O. Box 4709, Mission Viejo, CA  92690, unless otherwise noted.

(2)  Except as otherwise indicated, we believe that the beneficial owners of common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(3)  The GRIPS shares were issued in connection with a Master Marketing Agreement. The terms of the agreement with GRIPS were negotiated with the understanding that the sales personnel of large distributors like Core-Mark would be a significant factor in the sales and servicing of their retail customers. In addition, we were led to believe that GRIPS would be able to provide significant assistance in the acquisition of retail customers as well as in the development of programs to encourage trial of our products by ultimate end users. We have since determined that our role in these areas, and therefore costs, will be significantly greater than initially believed. Specifically, we will need a larger than expected field service team to both acquire and support the retail customers, including those to which Core-Mark distributes. We will also be totally responsible for developing marketing strategies and programs including promotional programs aimed at increasing consumption frequency and product adaption. Given that the costs will be greater than originally anticipated, we are beginning the process of negotiating new terms of the agreement with GRIPS that more properly reflect the additional costs and effort required. We expect that this may significantly reduce GRIPS’ shareholdings shown in this table.

ITEM 5.     DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Position(s) and Office(s)
Michael R. Dunn	61	Chief Executive Officer, Chief Financial Officer, Secretary, Director
Derek Jones	74	Director

Michael R. Dunn, our Chief Executive Officer, Chief Financial Officer, and member of our Board of Directors, joined us on May 28, 2008. He has been responsible for the entire operation and forming the vision and future of our company which has never made a profit. Our company, which has minimal revenues, is a turn-around project. In order to be successful, we require a significant reduction of our debt mitigation, a major capital infusion and a more effective product distribution. Mr. Dunn, through his personal relationships with physicians, spearheaded the development of our energy shot (the FITT Energy Shot) to appeal to a broader age group and gender demographic. Additionally, he relocated our office from Carlsbad, CA to Mission Viejo, CA to significantly reduce overhead.

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Because of our significant debt and other factors, third parties performing marketing, production and fulfillment services have been unwilling to enter into agreements directly with us. As a result, Mr. Dunn established F.I.T.T. Energy Products, Inc. (“FITT”), a private company controlled by certain of its investors and Company management, to perform the majority of our operating services. Through FITT, he was able to enter into contracts for product formulation and production, marketing, fulfillment and call center services. Also using FITT, Mr. Dunn was able to retain two crucial marketing partners to assist with FITT’s product rollout efforts – GRIPS Marketing Corporation and Havas Edge. GRIPS is a marketing company managed by an individual with over 40 years’ experience marketing a variety of products to convenience stores and other retail outlets, and who has significant relationships with some of the largest distributors that service those outlets. Havas, which is a member of Havas Worldwide, one of the largest marketing companies in the world, is helping FITT create important marketing resources, including a television commercial, a microsite for internet marketing, a media placement program and an overall advertising campaign for the retail marketplace. Mr. Dunn has coordinated a debt mitigation program, settling in excess of $4.4 million in debt, including the conversion of our convertible promissory notes issued in 2008.

From December 1995 through 2010, Mr. Dunn was the Chief Executive Officer of Bankers Integration Group, Inc., an e-commerce company serving the automotive finance and insurance industry.  Bankers Integration Group, Inc. filed for Chapter 11 bankruptcy protection in October of 2007 and Mr. Dunn acted as the Trustee and coordinated the sale of the assets. The case was closed on November 17, 2010. Mr. Dunn also served as Chairman and Chief Executive Officer of Mountaineer Gaming, a Russell 2000 gaming and entertainment company, as well as being the owner, manager, or director of various businesses, both large and small.  Mr. Dunn attended La Crosse State University, Wisconsin, in business and has extensive training in business management and leadership.

Derek Jones was appointed to our Board of Directors on April 26, 2005.  Mr. Jones is a consultant and telecommunications analyst.  Since 2003, he has served as a Director of Native American Studies and Fund Raising Division of the Rio Grande Foundation, a New Mexico free market research and educational organization dedicated to the study of public policy.  Along with his background in Business Administration, Mr. Jones brings to us his knowledge and 35 years’ experience in the area of corporate development and finance as well as his background in the areas of International Finance and business affairs.

ITEM 6.      EXECUTIVE COMPENSATION

Summary Compensation Table

Set forth below is a summary of compensation for our principal executive officer and our two most highly compensated officers other than our principal executive officer (collectively, the “named executive officers”) for our last two fiscal years.  There have been no annuity, pension or retirement benefits ever paid to our officers, directors or employees.

With the exception of reimbursement of expenses incurred by our named executive officers during the scope of their employment and unless expressly stated otherwise in a footnote below, none of the named executive officers received other compensation, perquisites and/or personal benefits in excess of $10,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Michael R. Dunn, CEO, CFO (1)	2012	$218,791	$-0-	$-0-	$-0-	$-0-	$-0-	$218,791
	2011	$208,373	$-0-	$-0-	$-0-	$-0-	$-0-	$208,373

(1)	Joined us May 28, 2008. For 2012 and 2011, only $500 and $1,000, respectively, of Mr. Dunn’s salary was paid. The remainder was accrued.
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Employment Agreements

Michael R. Dunn

On August 24, 2009, we entered into an Employment Agreement with Michael R. Dunn (the “Dunn Agreement”) to serve as our Chief Executive Officer (“CEO”) and Chairman of the Board of Directors (“Chairman”). Mr. Dunn has been serving as our CEO and Chairman since May 28, 2008. The Dunn Agreement supersedes and replaces any prior employment agreement or arrangement between our company and Mr. Dunn. The Dunn Agreement had a term of two years (the “Initial Term”). Unless sooner terminated pursuant to the terms thereof, Mr. Dunn’s employment will automatically renew for additional one-year terms (each a “Renewal Term”). Mr. Dunn will receive an initial annual salary of $189,000 per year, which will be increased by 5 percent on January 1st of each year. He will also receive a monthly home office expense allowance of $2,000 and a monthly car allowance of $750. If we fail to make any regularly scheduled payment of salary amounts owed to Mr. Dunn under the Dunn Agreement within fifteen (15) days of their due date, in lieu of such payment and subject to applicable securities laws, we shall issue, at Mr. Dunn’s option, shares of our common stock with a value of 150% of the payment owing to Mr. Dunn, such shares valued at the price per share in the last reported trade of our common stock on the date such payment should have been made.  Mr. Dunn has not exercised this option to date. The Dunn Agreement also states that Mr. Dunn will also be eligible to receive a bonus of $110,000, dependent on certain capital being raised. To date, no bonus has been approved for Mr. Dunn. Mr. Dunn was also granted 233,333 shares of our common stock, vesting immediately, with a minimum of 216,667 shares restricted and subject to a lock-up provision that prohibits Mr. Dunn from selling, transferring or otherwise encumbering the shares for a period of six (6) months.  In addition, the shares are subject to forfeiture under certain circumstances in the first 6 months of the Dunn Agreement. Mr. Dunn also is entitled to additional benefits commensurate with the position of Chief Executive Officer, including paid vacation, reimbursement of reasonable and necessary business expenses incurred in the performance of his duties, and eligibility to participate in our employee benefit plans.

If we terminate Mr. Dunn’s employment for any reason other than just cause, Mr. Dunn will be entitled to payment of his annual salary, as in effect on the date of his termination, for either twelve (12) months or through the Initial Term or any applicable Renewal Term, whichever period of time is longer. In addition we will continue to pay for coverage for Mr. Dunn and his dependents under our group insurance plans for a period of twelve (12) months from the effective date of termination. The Dunn Agreement also contains customary non-disclosure/non-solicitation and non-competition provisions.

On November 25, 2009 we entered into Amendment #1 to the Dunn Agreement under which the sections of the Dunn Agreement relating to Prohibited Behavior and Business Opportunities were amended to allow Mr. Dunn to have an interest in and participate in FITT.

The 233,333 shares were fully vested on August 24, 2009, the date of issuance. Accordingly during 2009, we recorded stock-based compensation expense of $350,000, based on the market price on the date of issuance.

Robert E. Crowson, Jr.

On August 24, 2009, we entered into an Employment Agreement with Robert E. Crowson, Jr. (the “Crowson Agreement”) to serve as our Controller, a non-officer position. The Crowson Agreement had a term of two years (the “Initial Term”).  Unless sooner terminated pursuant to the terms thereof, Mr. Crowson’s employment will automatically renew for additional one-year terms (each a “Renewal Term”). Mr. Crowson will receive an initial annual salary of $120,000 per year, which will be increased by 5 percent on January 1st of each year.  If we fail to make any regularly scheduled payment of salary amounts owed to Mr. Crowson under the Crowson Agreement within fifteen (15) days of their due date, in lieu of such payment and subject to applicable securities laws, we shall issue, at Mr. Crowson’s option, shares of our common stock with a value of 150% of the payment owing to Mr. Crowson, such shares valued at the price per share in the last reported trade of our common stock on the date such payment should have been made. Mr. Crowson has not exercised this option to date. Mr. Crowson was also granted 50,000 shares of our common stock, vesting immediately, with a minimum of 40,000 shares restricted and subject to a lock-up provision that prohibits Mr. Crowson from selling, transferring or otherwise encumbering the shares for a period of six (6) months.  In addition, the shares are subject to forfeiture under certain circumstances in the first 6 months of the Crowson Agreement. Mr. Crowson also is entitled to additional benefits commensurate with the position of Controller including paid vacation, reimbursement of reasonable and necessary business expenses incurred in the performance of his duties, and eligibility to participate in our employee benefit plans.

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If we terminate Mr. Crowson’s employment for any reason other than just cause, Mr. Crowson will be entitled to payment of his annual salary, as in effect on the date of his termination, for either twelve (12) months or through the Initial Term or any applicable Renewal Term, whichever period of time is longer.  In addition we will continue to pay for coverage for Mr. Crowson and his dependents under our group insurance plans for a period of twelve (12) months from the effective date of termination.

On November 25, 2009 we entered into Amendment #1 to the Crowson Agreement under which the sections of the Crowson Agreement relating to Prohibited Behavior and Business Opportunities were amended to allow Mr. Crowson to have an interest in and participate in FITT.

The 50,000 shares were fully vested on August 24, 2009, the date of issuance. Accordingly, during 2009, we recorded stock-based compensation expense of $75,000, based on the market price on the date of issuance.

Director Compensation

On October 15, 2009 the Board of Directors approved a program to compensate our outside directors at the rate of $3,000 per calendar quarter in cash or in equivalent value of shares of our common stock. All directors are entitled to reimbursement of expenses incurred in the performance of their duties as directors, including their attendance at Board of Directors meetings.

During 2012 and 2011, we accrued director’s fees for Derek Jones in the amount of $12,000 and $12,000, respectively.

Grants of Plan Based Awards

There were no grants of plan-based awards during our last fiscal year.

ITEM 7.     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

On the effective date of the Merger, FITT was controlled by certain of our investors and management and its largest shareholder was our CEO. In addition, the management of FITT was the same as that of our Company.

ITEM 8.     LEGAL PROCEEDINGS

Other than what has been discussed in our prior filings with the SEC, including our most recent Quarterly Report on Form 10-Q for the period ended September 30, 2013, we are not aware of any litigation, either pending or threatened.

ITEM 9.     MARKET PRICE OF DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY

As a smaller reporting company, the Company is not required to provide the information required under this item.

ITEM 10.     RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 11.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bylaws provide that we indemnifies each person (including the heirs, executors, administrators, or estate of such person) who is or was a director or officer of our Company to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision against all fines, liabilities, costs and expenses, including attorneys’ fees, arising out of his or her status as a director, officer, agent, employee or representative.  The foregoing right of indemnification shall not be exclusive of other rights to which those seeking an indemnification may be entitled.  We may maintain insurance, at our expense, to protect us and our officers and directors against fines, liabilities, costs and expenses, whether or not we would have the legal power to indemnify them directly against such liability.

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Costs, charges and expenses (including attorneys’ fees) incurred by a person referred to above in defending a civil or criminal proceeding shall be paid by our Company in advance of the final disposition thereof upon receipt of an undertaking to repay all amounts advanced if it is ultimately determined that the person is not entitled to be indemnified by us as authorized and upon satisfaction of other conditions required by current or future legislation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event a claim for indemnification against such liabilities (other than payment of expenses incurred or paid by a Game Plan director, officer or controlling person in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At present, there is no pending litigation or preceding involving any of the Company’s director(s), officer(s) or employee(s) in which indemnification is sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification.

ITEM 12.      FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

See exhibit index below.

ITEM 13.      CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 5.01     Changes in Control of Registrant

In 2012, FITT proposed negotiating a business combination with us and, on November 5, 2012, our Board of Directors approved commencing formal negotiations with FITT in this regard. On June 12, 2013, the Board, by unanimous written consent, recommended that our stockholders approve the Company entering into a Merger and Reorganization Agreement (the “Merger Agreement”) with FITT and on June 12, 2013, holders of a majority of the voting power of all shares of our common and preferred stock entitled to vote, by written consent in lieu of a special meeting of our stockholders, approved the following action: entry into the Merger Agreement with FITT whereby FITT will be merged into the Company, with the Company being the surviving entity (the “Merger”). The Merger Agreement, which was entered into on June 18, 2013, required that FITT obtain an independent valuation which would serve as the basis for a share exchange once all necessary approvals were obtained. A Definitive Information Statement on Schedule 14C (“DEF 14C”) was mailed to our shareholders on October 8, 2013 and the Merger became effective on October 29, 2013. On October 29, 2013, we issued 33,000,000 shares of our common stock to the shareholders of FITT in the manner set out in the Merger Agreement. As such, the FITT shareholders own approximately 89% of our Company.

For accounting purposes, this merger is being treated as a reverse-acquisition since control of our Company passed to the FITT shareholders. As a result of this accounting treatment, subsequent to October 29, 2013, the effective date of the reverse-acquisition, the historical financial statements of the accounting acquirer (FITT) will be presented for all periods prior to the acquisition, along with the consolidated financial statements of both entities for all periods after the reverse acquisition date. The assets and liabilities of our Company will be recorded at fair value on the acquisition date and included in the financial information post-merger.

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ITEM 9.01     Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

The audited financial statements of FITT including notes thereto are filed as Exhibit 99.1 of this Current Report and include:

●	Balance Sheets as of September 30, 2013, December 31, 2012 and December 31, 2011

●	Statements of Operations for the three- and nine-month periods ended September 30, 2013 and for the years ended December 31, 2012 and 2011

●	Statements of Cash Flows for the nine months ended September 30, 2013 and for the years ended December 31, 2012 and 2011

(b) Pro forma financial information.

The following unaudited pro forma financial information including notes thereto is filed as Exhibit 99.2 of this Current Report and include:

•	Pro Forma Condensed Combined Balance Sheet as of September 30, 2013

•	Pro Forma Condensed Combined Statement of Operations for the nine months ended September 30, 2013

•	Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2013

(d)  Exhibits

The following are filed as a part of this Current Report on this Form 8-K and are incorporated by reference to previous filings, if so indicated:

Exhibit Number	Description

13.1	Annual Report on Form 10-K for the year ended December 31, 2011 (incorporated by reference to the Registrant’s Form 10-K, filed April 16, 2012)
13.2	Annual Report on Form 10-K for the year ended December 31, 2012 (incorporated by reference to the Registrant’s Form 10-K, filed April 12, 2013)
13.3	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013 (incorporated by reference to the Registrant’s Form 10-Q, filed November 18, 2013)
99.1	Audited Financial Statements listed in Item 9.01(a)
99.2	Unaudited Pro Forma Combined Financial Statements listed in Item 9.01(b)
99.3	Definitive Information Statement Relating to Merger or Acquisition (incorporated by reference to the Registrant’s Definitive Information Statement filed October 1, 2013)

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SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, duly authorized.

FITT HIGHWAY PRODUCTS, INC.
(Registrant)
Dated: January 13, 2014
By: /s/ Michael R. Dunn

Michael R. Dunn
Its: Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

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